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                                                                     EXHIBIT 5.1


                           [LETTERHEAD OF KIRKLAND & ELLIS]


                               December 11, 1996

Dura Automotive Systems, Inc.
4508 IDS Center
Minneapolis, Minnesota 55402

          Re:  Dura Automotive Systems, Inc.
               Registration Statement on Form S-8

Ladies and Gentlemen:

          We are acting as special counsel to Dura Automotive Systems, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 1,200,000 shares of the Company's Class A Common Stock par value $.01 per share (the "Class A Common Stock"), 700,000 such shares of which are issuable upon exercise of stock options granted under the 1996 Key Employee Stock Option Plan and the Independent Director Stock Option Plan (collectively, the "Option Plans") and 500,000 such shares of which are issuable under the Employee Stock Discount Purchase Plan pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (such registration statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

          In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (a) the Amended and Restated Certificate of Incorporation of the Company; (b) the Amended and Restated By-laws of the Company; (c) resolutions adopted by the Board of Directors of the Company on August 5, 1996 with respect to the Option Plans and the issuance of the Class A Common Stock under such plans; (d) resolutions adopted by the stockholders of the Company on August 6, 1996 with respect to the Option Plans;
(e) the Option Plans; (f) the Employee Stock Discount Purchase Plan; and (g) the Registration Statement and exhibits thereto. With respect to matters of fact necessary to the rendering of the opinions contained herein, we have obtained or been furnished with, and have relied upon, such certificates and assurances from officers and representatives of the Company and such public officials as we deemed necessary or appropriate.


                       [LETTERHEAD OF KIRKLAND & ELLIS]
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                               KIRKLAND & ELLIS


Dura Automotive Systems, Inc.
December 11, 1996
Page 2


          In rendering the opinions expressed below, we have assumed, with your permission and without independent verification, that the signatures of persons signing all documents in connection with which this opinion is rendered are genuine and authorized (other than that of the Company), all documents submitted to us as originals or duplicate originals are authentic, all documents submitted to us as copies, whether certified or not, conform to authentic original documents, all parties (other than the Company) to the documents reviewed by us have full power and authority to execute, to deliver and to perform their obligations under such documents and under the documents required or permitted to be delivered and performed thereunder, and all such documents have been duly authorized by all necessary action, have been duly executed by such parties, and have been duly delivered by such parties.

          Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and
(iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

          Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below we are of the opinion that:

          1. Each share of Class A Common Stock registered under the Registration Statement and issuable under the Option Plans will be validly issued, fully paid and non-assessable, if and when the following conditions are satisfied:

               a. the Registration Statement becomes effective;

               b. the appropriate officers of the Company have taken all necessary action to fix and approve the terms of the options;

               c. the option under which such share is issued was granted in accordance with the terms of the Option Plans;
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                               KIRKLAND & ELLIS


Dura Automotive Systems, Inc.
December 11, 1996
Page 3


               d. such option is exercised in accordance with its terms and the terms of the Option Plans;

               e. the purchaser pays the full consideration for such share as required by such option; and

               f. the Company takes the actions necessary to cause delivery of a valid certificate representing such share.

          2. Each share of Class A Common Stock registered under the Registration Statement and issuable under the Employee Stock Discount Purchase Plan will be validly issued, fully paid and non-assessable, if and when the following conditions are satisfied:

               a. the Registration Statement becomes effective;

               b. such share is issued and sold in accordance with the terms of the Employee Stock Discount Purchase Plan;

               c. the purchaser pays the full consideration for such share as required by the terms of the Employee Stock Discount Purchase Plan; and

               d. the Company takes the actions necessary to cause delivery of a valid certificate representing such share.

          This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We are admitted to practice law in the State of Illinois and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We assume no obligation to revise or supplement this opinion should the present laws of the States of Illinois or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category
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                               KIRKLAND & ELLIS


Dura Automotive Systems, Inc.
December 11, 1996
Page 4


of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

          This opinion is furnished to you in connection with the filing of the Registration Statement, is solely for your benefit and is not to be used, circulated, quoted or otherwise relied upon by any other person, or by you for any other purpose, without our prior written consent.

                                       Very truly yours,

                                       /s/ Kirkland & Ellis

                                       KIRKLAND & ELLIS